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                                 EXHIBIT 23.9

                      [READ MARTIN & SLICKMAN LETTERHEAD]


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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     We hereby consent to the use of our report dated March 19, 1999, relating to the financial statements of Farmers & Merchants Bank as of and for the years ended December 31, 1998 and 1997, included in this Registration Statement and to the reference to our firm under the heading "Experts" in the Prospectus.

                                   /s/ Read Martin & Slickman, CPA's
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Rome, Georgia
September 27, 1999